Exhibit 77Q-1

(e)(1)	Waiver Letter dated May 1, 2017 to the Amended and Restated Investment Management Agreement dated November 18, 2014 as amended and restated May 1, 2015 between Voya Investments, LLC and Voya Series Fund, Inc. (with respect to Voya Government Money Market Fund) for the period from August 1, 2017 through August 1, 2018 – Filed as an Exhibit to Post-Effective Amendment No. 212 to the Registrant’s Form N-1A Registration Statement on July 27, 2017 and incorporated herein by reference.

(e)(2)	Second Amendment dated January 12, 2017 to the Sub-Advisory Agreement between Voya Investments, LLC and Voya Investment Management Co. LLC effective November 18, 2014 – Filed as an Exhibit to Post-Effective Amendment No. 212 to the Registrant’s Form N-1A Registration Statement on July 27, 2017 and incorporated herein by reference.